UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2005

Commission File Number 0-22935
PEGASUS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2605174 (I.R.S. Employer Identification No.)

Campbell Centre I, 8350 North Central Expressway, Suite 1900, Dallas, Texas	75206
(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (214) 234-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
The Merger Agreement
     Pegasus Solutions, Inc. (the “Company”) has entered into an Agreement and Plan of Merger, dated December 19, 2005 (the “Merger Agreement”), with Perseus Holding Corp. (“Parent”) and 406 Acquisition Corp., a direct wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are entities controlled by an investment group consisting of entities affiliated with Prides Capital Partners, L.L.C., Tudor Investment Corporation and Belfer Management.
     The Merger Agreement contemplates that Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”) in such merger as a direct wholly owned subsidiary of Parent (the “Merger”), and each outstanding share of common stock of the Company owned by stockholders other than those affiliated with the investment group will be converted in the Merger into the right to receive $9.50 per share in cash.
     The Company has made various representations, warranties and covenants in the Merger Agreement, including, among others, not to (a) solicit proposals relating to alternative business combination transactions or (b) subject to certain exceptions which permit the board of directors to comply with its fiduciary duties, enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions. Subject to certain exceptions that permit the board of directors to comply with its fiduciary duties, the Company’s board of directors has agreed to recommend that the Company’s stockholders vote in favor of and adopt and approve the Merger and the Merger Agreement. The Merger Agreement also includes covenants pertaining to the operation of the Company’s business between execution of the Merger Agreement and the closing of the Merger.
     Consummation of the Merger is subject to various conditions, including, among others, the approval and adoption of the Merger Agreement by the Company’s stockholders, the absence of certain legal impediments to consummation of the Merger, the receipt of certain regulatory approvals and the funding of debt to complete the Merger.
     The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company may be required to pay Parent a termination fee equal to $8.25 million. In addition, in certain circumstances where the Merger Agreement is terminated, including in the event the Merger Agreement is terminated and the Company is required to pay the termination fee to Parent, the Company is required to reimburse Parent for its fees and expenses incurred in connection with the Merger Agreement, up to a maximum of $1 million.
     In connection with the execution of the Merger Agreement, an affiliate of Prides Capital Partners, L.L.C. agreed to provide a limited guarantee of the liabilities of Parent and Merger Sub under the Merger Agreement. In addition, John F. Davis, III, Susan K. Conner and Robert J. Boles, Jr. have agreed with Prides Capital Partners, L.L.C. to waive, for a limited period of time, certain rights to receive amounts under their employment agreements with the Company that otherwise would arise as a result of the Merger. These individuals also have agreed to invest in the Company following completion of the Merger.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto. The Merger Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or the other parties thereto. The Merger Agreement contains representations and warranties the parties thereto made to each other and are solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Merger Agreement and are modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company agrees to furnish supplementally a copy of any omitted disclosure schedule to the Merger Agreement to the Securities and Exchange Commission upon request.
The Rights Agreement Amendment
     On December 19, 2005, concurrently with the execution of the Merger Agreement, the Company and American Stock Transfer & Trust Company, as Rights Agent, entered into an amendment (the “Rights Agreement Amendment”) to the Rights Agreement, dated as of September 28, 1998 (the “Rights Agreement”). The Rights Agreement Amendment provides that none of the execution, delivery or performance of the Merger Agreement, the consummation of the Merger or any of the other transactions contemplated by and pursuant to the Merger Agreement will trigger the separation or exercise of the stockholder rights or any adverse event under the Rights Agreement. In particular, neither Parent nor Merger Sub shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) solely by virtue of the execution, delivery or performance of the Merger Agreement or the consummation of the Merger or any of the other transactions contemplated by and pursuant to the Merger Agreement. The Rights Agreement Amendment also provides that the Rights Agreement will terminate immediately prior to the effective time of the Merger.

     The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement Amendment filed as Exhibit 4.1 hereto and incorporated herein by reference.
Additional Information and Where to Find It
     In connection with the proposed Merger, Pegasus will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF PEGASUS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the proxy statement and other documents when they become available by contacting Pegasus Investor Relations through the Pegasus Web site at www.pegs.com, or by mail at Pegasus Investor Relations, Campbell Centre I, 8350 North Central Expressway, Suite 1900, Dallas, Texas 75206, or by telephone at (214) 234-4140. In addition, documents filed with the SEC by Pegasus are available free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov.
     Pegasus and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pegasus in connection with the proposed transaction. Information concerning the special interests of these directors, executive officers and other members of Pegasus’ management and employees in the proposed transaction will be included in the proxy statement of Pegasus described above. Information regarding Pegasus’ directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on March 17, 2005. This document is available free of charge at the SEC’s Web site at www.sec.gov and from Investor Relations at Pegasus as described above.
Item 3.03 Material Modification to Rights of Security Holders.
     The information provided in the last two paragraphs of Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.
Item 7.01 Regulation FD Disclosure.
     On December 19, 2005, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is furnished as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of December 19, 2005, among Perseus Holding Corp., 406 Acquisition Corp. and Pegasus Solutions, Inc.
2.2	Guaranty dated as of December 19, 2005 by and between Prides Capital Fund I, L.P. and Pegasus Solutions, Inc.
4.1	Agreement of Substitution and Amendment No. 1 to Rights Agreement, dated as of December 19, 2005, between Pegasus Solutions, Inc. and American Stock Transfer & Trust Company.
99.1	Press release dated December 19, 2005.
     In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PEGASUS SOLUTIONS, INC.
December 20, 2005	/s/ SUSAN K. CONNER
Chief Financial Officer